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                                                                    EXHIBIT 23.3

                        CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the incorporation by reference in this Registration Statement of Suiza Foods Corporation on Form S-4 of our report on the supplemental consolidated financial statements of Suiza Foods Corporation, dated February
18, 1997 (November 26, 1997 as to Note 2), appearing in the Current Report on Form 8-K of Suiza Foods Corporation filed February 17, 1998; and of our reports on the financial statements of Pre-Acquisition Velda Farms, dated November 4, 1994, and Swiss Dairy, a Corporation, dated August 26, 1996 appearing in the final prospectus of Suiza Foods Corporation dated January 22, 1997 and filed with the Securities and Exchange Commission pursuant to Rule 424(b) on January 23, 1997 (File No. 333-18263); and our report on the consolidated financial statements of Country Fresh, Inc., dated May 5, 1997, appearing in the Form S-4 of Suiza Foods Corporation dated October 28, 1997 (File No. 333-37861), and to the reference to us under the heading "Experts" in the Prospectus which is part of the Registration Statement.


/s/ DELOITTE & TOUCHE LLP
Dallas, Texas
February 17, 1998